REVISED SCHEDULE A

   To the Investment Management Agreement, dated December 2, 2004, by and between Allianz Life Advisers, LLC (now Allianz Investment Management LLC) and Allianz Variable Insurance Products Fund of       Funds Trust.

Fees payable to the Manager pursuant to Section 4 hereof shall be at the following annual rates for each Fund:

AZL Fusion Balanced Fund 0.20%

AZL Fusion Conservative Fund 0.20%

AZL Fusion Growth Fund 0.20%

AZL Fusion Moderate Fund 0.20%

AZL Balanced Index Strategy Fund 0.05%

AZL Growth Index Strategy Fund 0.05%

AZL MVP Balanced Index Strategy Fund 0.10%

AZL MVP BlackRock Global Allocation Fund 0.10%

AZL MVP Franklin Templeton Founding Strategy Plus Fund 0.10%

AZL MVP Fusion Balanced Fund 0.20%

AZL MVP Fusion Moderate Fund 0.20%

AZL MVP Growth Index Strategy Fund 0.10%

AZL MVP Invesco Equity and Income Fund 0.10%

The management fee shall be accrued and paid to the Manager pursuant to Section 4 of the Investment Management Agreement.

Acknowledged:

Allianz Variable Insurance Products Fund of Funds Trust
By: /s/ Brian Muench
Name: Brian J. Muench
Title: President

Allianz Investment Management LLC
By: /s/ Brian Muench
Name: Brian J. Muench
Title: President

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Updated:  April 30, 2012